UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) Not applicable.

(b) On February 23, 2009, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) announced that it will close its Gaithersburg facility and reduce its workforce from 11 to 4 employees, effective February 27, 2009. Among the departing employees are Chief Financial and Business Officer, Jane Pritchett Henderson, who joined the Company in January 2008, and Graham P. Allaway, Ph.D., Chief Operating Officer, who has served in this capacity since 2005 but was also a founder of the Company in 1999 and has been the lead scientist for Panacos’ development programs. A press release announcing the departures of Ms. Henderson and Dr. Allaway is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with the terms of Ms. Henderson’s offer letter, upon leaving the Company, Ms. Henderson will receive severance payments in the aggregate amount of $225,000, or nine months of her current salary, paid over time, and a payment for accrued vacation time. In addition, Ms. Henderson will be eligible to participate in the Company’s health and dental insurance plans for nine months following her separation from the Company, with the Company paying 90% of her insurance premiums. Ms. Henderson will also have twelve months to exercise any of her stock options to purchase the Company’s common stock that are vested as of February 27, 2009.

In accordance with the terms of Dr. Allaway’s severance letter and employment letter agreement, upon leaving the Company, Dr. Allaway will receive severance payments in the aggregate amount of $297,413, or twelve months of his current salary, paid over time, and a payment for accrued vacation time. In addition, Dr. Allaway will be eligible to participate in the Company’s health and dental insurance plans for twelve months following his separation from the Company, with the Company paying 90% of his insurance premiums. The vesting of Dr. Allaway’s stock options to purchase the Company’s common stock that would have vested during the twelve month period following February 27, 2009 will also be accelerated to February 27, 2009. Dr. Allaway will have twelve months to exercise any of his stock options to purchase the Company’s common stock that are vested as of February 27, 2009.

(c) Not applicable.

(d) Not applicable.

(e) Not applicable.

(f) Not applicable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

99.1	Press release of the Company, dated as of February 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: February 24, 2009	By:	/S/ Alan W. Dunton
Alan W. Dunton, M.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company, dated as of February 23, 2009.